UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard, 3rd Floor

Bridgewater, NJ 08807

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 947-3120

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

In order to re-incentivize and retain employees, on October 10, 2019, the Compensation Committee of the Board of Directors (the “Board”) of Amneal Pharmaceuticals, Inc. (the “Company”) approved and stockholders holding 18,321 shares of the Company’s Class A Common Stock and 156,890,723 shares of the Company’s Class B Common Stock, collectively representing 52% of the voting power of the Company, acted by written consent in lieu of a meeting of shareholders to approve, a one-time stock option repricing (the “Option Repricing”).

Pursuant to the Option Repricing, the exercise price of each Relevant Option (defined below) will be amended to reduce such exercise price to the closing price of a share of the Company’s Class A Common Stock as reported on the New York Stock Exchange on the date on which the Option Repricing becomes effective. “Relevant Options” are the 3,698,410 outstanding stock options as of October 10, 2019 (vested and unvested) granted between May 7, 2018 and July 15, 2019 to acquire shares of Class A Common Stock granted under the Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan (the “2018 Plan”) with an exercise price at or above $3.51 per share and held by all individuals employed by the Company on the effective date of the Option Repricing, but not including (1) members of the Board, (2) the co-Chief Executive Officers, and (3) employees who have notified the Company of their intended separation, and employees who have been notified by the Company of their anticipated termination date, in either case on or before the effective date of the Option Repricing. Legacy Impax stock options that the Company assumed in connection with the business combination of Amneal Pharmaceuticals LLC and Impax Laboratories, Inc. on May 7, 2018 also are not eligible for the Option Repricing. The Option Repricing will become effective on the 20th calendar day after the completion of the mailing to the Company’s stockholders of the definitive Information Statement on Schedule 14C. The effective date is currently expected to be November 13, 2019. The Company does not expect that the Option Repricing will have a material impact on its statement of operations.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections the Company. These risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2019	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Todd P. Branning
	Name:	Todd P. Branning
	Title:	Senior Vice President and Chief Financial Officer

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